UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2006
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

400 W. Illinois, Suite 800
Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On October 5, 2006, certain Holders (defined below) of outstanding warrants (the “Warrants”) to purchase an aggregate of 4,350,000 shares of common stock (“Common Stock”) of Basic Energy Services, Inc. exercised the Warrants in full. The Warrants were originally issued to DLJ Merchant Banking Partners III, L.P. and its affiliates (collectively, the “Holders”) on February 13, 2002 and June 25, 2002. On October 5, 2006, in connection with the exercise of the Warrants, Basic received an aggregate of $17,400,000 from the Holders in satisfaction of the exercise price of the Warrants (representing an exercise price of $4.00 per share of Common Stock acquired) and Basic issued an aggregate of 4,350,000 shares of Common Stock to the Holders. The shares of Common Stock issued by Basic were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: October 6, 2006	By:	/s/ ALAN KRENEK
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary